EXECUTION COPY

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT, dated as of April 19, 2007 (this “Agreement”), by and among SDS Capital Group SPC, Ltd. (“SDS”, or a “Seller”), BayStar Capital II, L.P. (“BayStar”, or a “Seller,” together with SDS, the “Sellers”), and Universal Property Development & Acquisition Corporation (the “Purchaser”).

WHEREAS, the Sellers are the holders of the outstanding promissory notes of Heartland Oil and Gas, Inc. (the “Company”) set forth on Schedule 2.1 hereto (the “Notes”); and

WHEREAS, the each Seller desires to sell and transfer to the Purchaser, and the Purchaser desires to purchase from each Seller, the outstanding promissory notes of the Company set forth on Schedule 1.4 (the “Purchased Notes”), upon the terms and conditions set forth herein.

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE 1

PURCHASE AND SALE OF PURCHASED NOTES

Section 1.1 Purchase and Sale of Purchased Notes; Assignment of Rights. Upon the following terms and conditions, and in consideration of and in express reliance upon such terms and conditions and the representations, warranties and covenants of this Agreement, each Seller shall, for the purchase price set forth below (the “Purchase Price”), (a) sell to the Purchaser, and the Purchaser shall purchase from each Seller, the Purchased Notes, (b) assign to Purchaser all of each Seller’s rights, claims, and causes of actions arising out of or relating to such Seller’s purchase of the Purchased Notes (including, without limitation, those relating to such Seller’s purchase and ownership of the Purchased Notes and each Seller’s right to receive any accrued but unpaid interest on the Purchased Notes), (c) with respect to SDS, assign to Purchaser all of SDS’ rights under the Security Agreement dated September 29, 2006 by and between SDS Capital Group SPC, Ltd., Heartland Oil and Gas Corp. and the Company’s subsidiaries (the “SDS Security Agreement”), and (d) with respect to BayStar, assign to Purchaser all of BayStar’s rights under that certain Security Agreement dated September 29, 2006 by and between BayStar Capital II, L.P., BayStar Capital II, L.P., Heartland Oil and Gas Corp. and the Company’s subsidiaries (the “BayStar Security Agreement”).

Section 1.2 Purchase Price. The aggregate consideration to be paid by the Purchaser to the Sellers (or their designees) in exchange for the sale, transfer and delivery of the Purchased Notes to the Purchaser and other obligations and covenants of Seller made herein shall be (i) $1,500,000 payable in cash (the “Cash Payment”) plus (ii) a number of shares of the Purchaser’s common stock calculated by dividing $1,250,000 by the volume weighted average price of a share of the Purchaser’s common stock as reported on the OTC Bulletin Board for the ten trading day period ending on the trading day immediately prior to the Closing Date minus $0.01 (the “Initial VWAP”) as set forth in Schedule 1.4 (the “Purchaser Stock”) plus (iii) five percent (5%) of the outstanding common stock or membership interests, as applicable (in each case calculated on a post-issuance basis), of the Company and certain subsidiaries of the Company (each, a “Subsidiary”) as set forth on Schedule 1.2 (the “Company Stock”) . The Purchase Price shall be allocated between the respective Purchased Notes held by SDS and BayStar as set forth on Schedule 1.2 and Schedule 1.4.

Section 1.3 Make Whole Provision.

(a) Make Whole Calculation. If on any day between the 12-month anniversary and the 28-month anniversary of the Closing (as defined below) (the “Make Whole Date”), (i) the volume weighted average price of a share of the Purchaser’s common stock as reported on the OTC Bulletin Board (or any other exchange or automated quotation system on which the Purchaser’s common stock may then be trading) for the 20 trading day period ending on the trading day immediately prior to the Make Whole Date minus $0.01 (the “Make Whole VWAP”) is less than the Adjusted Initial VWAP (as defined in 1.3(b) below) and (ii) a Seller continues to hold all or any portion of the Purchaser Stock, such Seller has the option (the “Make Whole Option”) to cause the Purchaser to issue to such Seller an additional number of shares of Purchaser’s common stock (the “Additional Stock”) calculated pursuant to the following formula:

Amount of Purchaser * (1-(Make Whole VWAP / Initial VWAP)) = Shares of Additional Stock
Stock held by Seller
exercising Make
Whole Option

; provided, however, that in lieu of issuing the Additional Shares to the Seller exercising the Make Whole Option, Purchaser may, at its option, pay to such Seller an equivalent amount in cash, which amount shall be calculated by multiplying the number of Additional Stock otherwise issuable by the Make Whole VWAP. Each Seller may exercise its Make Whole Option one time only.

(b) Initial VWAP Adjustment. For purposes of Section 1.3(a), the Initial VWAP shall be adjusted (the “Adjusted Initial VWAP”) as follows: (i) the Initial VWAP per share shall be reduced by the amount of any cash dividend paid to the holders between the Closing and the Make Whole Date; (ii) the Initial VWAP per share shall be adjusted as appropriate to reflect any stock split, stock combination or dividend of Purchaser’s common stock occurring between the Closing and the Make Whole Date; and (iii) in the event a dividend or distribution of securities of any entity other than the Purchaser is declared on the Purchaser’s common stock, the Initial VWAP per share shall be reduced by an amount equal to the volume weighted average price of a share of such security as reported on the primary national securities exchange or automatic quotation system on which such securities are listed or quoted for the 30 trading day period ending on the trading day immediately prior to the date of such dividend on distribution; provided, however, that no adjustment to the Initial VWAP shall be made pursuant to this Section 1.3(b)(iii) unless (x) a registration statement under the Securities Act of 1933, as amended (the “Act”)shall be effective and available for the resale by Sellers of all of the securities issued in the dividend or distribution declared on Purchaser’s common stock, (y) such securities will not be “restricted securities” in the hands of the Sellers as defined in Rule 144(a)(3) under the Act, and (z) such securities are, and have been for each day of the period beginning 60 trading days prior to the date of such dividend, listed or quoted on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the American Stock Exchange or any other national securities exchange or automated quotation.

Section 1.4 Purchased Note Exchange and Transfer. At the Closing, each Seller shall instruct the Company to accept certain of the Notes listed on Schedule 2.1, reissue new promissory notes in the aggregate amount listed on Schedule 1.4 and transfer the Purchased Notes to the Purchaser in exchange for the amount of consideration set forth on Schedule 1.2 and Schedule 1.4. A form of the letter directing the Company to exchange and transfer the Purchased Notes (the “Letter of Direction”) is attached as Exhibit A.

Section 1.5 Closing.

(a) The closing (the “Closing”) of the purchase and sale of the Purchased Notes to be acquired by the Purchaser from the Sellers under this Agreement and the assignment of rights described in Section 1.1 shall take place at the offices of Drinker Biddle & Reath LLP at 10:00 a.m., New York time on the date hereof or at such other time and place or on such date as the Purchaser and the Sellers may agree upon (such date on which the Closing occurs, the “Closing Date”).

(b) At the Closing, the Purchaser shall deliver (or cause to be delivered) to each Seller:

(i) the Cash Payment by wire transfer of immediately available funds to such account or accounts designated by each Seller; and

(ii) share certificates representing the Purchaser Stock to be issued to such Seller.

(c) Within ten (10) business days following the Closing, the Purchaser shall cause the Company and each Subsidiary to issue and deliver certificates representing the Company Stock in the amounts set forth on Schedule 1.2.

(d) At the Closing, each Seller shall deliver (or cause to be delivered) to the Purchaser:

(i) all of the original documentation evidencing each Purchased Note being sold by such Seller;

(ii) an assignment of all of each Seller’s rights, interests and title in the Purchased Notes and under the Security Agreement in the form attached hereto as Exhibit B;

(iii) any and all consents of the Company, or other third parties, necessary for the valid assignment of the Purchased Notes by each Seller to Purchaser; and

(iv) any and all consents of the Company, or other third parties, necessary for the valid assignment of the Security Agreement by each Seller to Purchaser.

(e) At the Closing, each Seller shall deliver (or cause to be delivered) to the Company the Letter of Direction.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Sellers. Each of the Sellers hereby represents and warrants to the Purchaser, severally as to such Seller and not as to any other Seller, as follows:

(a) Valid Title. Schedule 2.1 sets forth the outstanding principal balance of each Note held by such Seller as of the date of this Agreement. Such Seller has the right to transfer good, valid and marketable title in and to the Notes held by such Seller, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances. Upon transfer from such Seller in accordance with this Agreement, Purchaser shall have good, valid and marketable title in and to the Purchased Notes held by such Seller, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances.

(b) Other Claims. Each Seller warrants and represents that, other than the Notes held by such Seller, the security interests evidenced by the SDS Security Agreement with respect to SDS and the security interests evidenced by the BayStar Security Agreement with respect to BayStar, there are no other promissory notes, security interests or other evidence of debt that such Seller owns or holds directly or beneficially relative to the Company or any of its affiliates, subsidiaries, officers or directors.

(c) Enforceability; Authorization. This Agreement has been duly executed and delivered by such Seller and this Agreement constitutes a legal, valid and binding obligation of such Seller enforceable against it in accordance with the terms hereof, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights generally. Such Seller has the power, authority and capacity to execute this Agreement and any other documentation relating to this Agreement, including to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver, and to perform its obligations under this Agreement.

(d) No Violations of Laws or Agreements, Consents or Defaults.

(i) The execution and delivery of this Agreement by such Seller and the consummation by it of the transactions contemplated by this Agreement will not result in any breach or violation of any of the terms or provisions of, or constitute a default under, (A) the certificate of incorporation or bylaws of such Seller or (B) any statute, order, decree, proceeding, rule, or regulation of any court or governmental agency or body, United States or foreign, having jurisdiction over such Seller or any assets of such Seller.

(ii) The delivery by such Seller of this Agreement and the consummation by such Seller of the transactions contemplated hereby will not result in a breach or violation of the term of, or constitute a default under, or require notice to any third party under, any agreement, instrument, or commitment to which such Seller is party or by which such Seller is bound, and no consent or approval is required from any third party for the transactions contemplated by this Agreement other than such consents or approvals that the failure to receive which are not reasonably expected to have a material adverse effect on the transactions contemplated by this Agreement.

(iii) Such Seller is not in default under, or in violation of any provision of, its certificate of incorporation, bylaws, any promissory note, indenture or any evidence of indebtedness or security thereto, lease, purchase contract or other commitment, or any other agreement that is material to the business of such Seller.

(e) Status of Investor. Such Seller is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Purchaser Stock and the Company Stock and, after having been furnished with or having the opportunity to access such information concerning the Company as it has considered necessary, has concluded that it is able to bear those risks associated with the Purchaser Stock and the Company Stock and an investment in the Company. Such Seller is not a broker-dealer.

(f) Investment Purpose. Such Seller is acquiring the Purchaser Stock and Company Stock in the ordinary course of its business and for its own account and not with a view to or for distributing or reselling any of such Purchaser Stock or Company Stock or any arrangement or understanding with any other persons regarding the distribution of such Purchaser Stock or Company Stock. Such Seller will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Purchaser Stock or the Company Stock except in compliance with the Act, applicable state securities laws, blue sky laws and the respective rules and regulations promulgated thereunder or an exemption from such registration is available. By making the representations in this Section 2.1(d), such Seller does not agree to hold either the Purchaser Stock or the Company Stock for any minimum or other specific term and reserves the right, subject to the terms of this Agreement and any other documents or agreements executed by the such Seller in connection with this Agreement, to dispose of either the Purchaser Stock or the Company Stock at any time pursuant to an exemption under the Act, or an interpretation thereof, or a registration statement filed pursuant to the Act registering such transfer.

(g) No Registration. Such Seller understands and agrees that the Purchaser Stock and Company Stock have not been registered under the Act pursuant to an exemption under the Act, or an interpretation thereof, and cannot be offered for sale, sold or otherwise transferred unless the Purchaser Stock or Company Stock, as applicable, are transferred pursuant to an exemption under the Act, or an interpretation thereof, or a registration statement filed pursuant to the Act registering such transfer. Such Seller acknowledges that if it transfers any of the Purchaser Stock or Company Stock, as applicable, pursuant to an exemption under the Act, or an interpretation thereof, the Purchaser may require an opinion of counsel for such Seller satisfactory to it that any such transfer is being made pursuant to an exemption from registration.

(h) General Solicitation. Such Seller is neither acquiring the Purchaser Stock nor the Company Stock as a result of or subsequent to any advertisement, article, notice or other communication regarding the Purchaser Stock or the Company Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(i) Brokers and Finders. Such Seller has no knowledge of any person who will be entitled to or make a claim for payment of any finder fee or other compensation as a result of the consummation of the transactions contemplated by this Agreement.

(j) Legend. Such Seller understands and agrees that until such time as (i) it provides to the Purchaser or its transfer agent, as required, an opinion of counsel to the effect that a transfer of all or some of the Purchaser Stock or all or some of the Subsidiary Stock, as applicable, may be made without registration under the Act, (ii) the Purchaser Stock or the Subsidiary Stock, as applicable, may be transferred by the Purchaser pursuant to Rule 144(k) of the Act, or (iii) the resale of the Purchaser Stock or the Subsidiary Stock, as applicable, is registered under the Act, the certificate for the Purchaser Stock and the Subsidiary Stock, as applicable, or any substitution therefor, will bear a restrictive legend (the “Legend”) in substantially the following form:

THIS COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

Section 2.2 Representations and Warranties of the Purchaser.

(a) Enforceability; Authorization. This Agreement has been duly executed and delivered by the Purchaser and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms hereof, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights generally. The Purchaser has the power, authority and capacity to execute this Agreement and any other documentation relating to this Agreement, including to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver, and to perform its obligations under this Agreement, including issuing the Purchaser Stock and causing the issuance of the Company Stock, and has taken all necessary action to authorize such execution, delivery and performance.

(b) No Violations of Laws or Agreements, Consents or Defaults.

(i) The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated by this Agreement will not result in any breach or violation of any of the terms or provisions of, or constitute a default under, (A) the certificate of incorporation or bylaws of Purchaser or (B) any statute, order, decree, proceeding, rule, or regulation of any court or governmental agency or body, United States or foreign, having jurisdiction over Purchaser or any assets of Purchaser.

(ii) The delivery by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby will not result in a breach or violation of the term of, or constitute a default under, or require notice to any third party under, any agreement, instrument, or commitment to which Purchaser is party, by which Purchaser is bound, or to which any of Purchaser’s assets are subject, and no consent or approval is required from any third party for the transactions contemplated by this Agreement other than such consents or approvals that the failure to receive which are not reasonably expected to have a material adverse effect on the transactions contemplated by this Agreement or the Purchaser’s business, or the assets of Purchaser.

(iii) Purchaser is not in default under, or in violation of any provision of, its certificate of incorporation, bylaws, any promissory note, indenture or any evidence of indebtedness or security thereto, lease, purchase contract or other commitment, or any other agreement that is material to the business of Purchaser.

(c) Status of Investor. The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Purchased Notes and, after having been furnished with or having the opportunity to access such information concerning the Company as it has considered necessary, has concluded that it is able to bear those risks associated with the Purchased Notes and an investment in the Company. The Purchaser is not a broker-dealer.

(d) Investment Purpose. The Purchaser is acquiring the Purchased Notes in the ordinary course of its business and for its own account and not with a view to or for distributing or reselling any of such Purchased Notes or any arrangement or understanding with any other persons regarding the distribution of such Purchased Notes. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Purchased Notes except in compliance with the Act, applicable state securities laws, blue sky laws and the respective rules and regulations promulgated thereunder or an exemption from such registration is available. By making the representations in this Section 2.2(c), the Purchaser does not agree to hold the Purchased Notes for any minimum or other specific term and reserves the right, subject to the terms of this Agreement and any other documents or agreements executed by the Purchaser in connection with this Agreement, to dispose of the Purchased Notes at any time pursuant to an exemption under the Act, or an interpretation thereof, or a Registration Statement filed pursuant to the Act registering such transfer.

(e) No Registration. The Purchaser understands and agrees that the Purchased Notes have not been registered under the Act pursuant to an exemption under the Act, or an interpretation thereof, and cannot be offered for sale, sold or otherwise transferred unless the Purchased Notes are transferred pursuant to an exemption under the Act, or an interpretation thereof, or a registration statement filed pursuant to the Act registering such transfer. The Purchaser acknowledges that if it transfers any of the Purchased Notes pursuant to an exemption under the Act, or an interpretation thereof, the Company may require an opinion of counsel for the Purchaser satisfactory to it that any such transfer is being made pursuant to an exemption from registration.

(f) General Solicitation. The Purchaser is not acquiring the Purchased Notes as a result of or subsequent to any advertisement, article, notice or other communication regarding the Purchased Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g) Brokers and Finders. The Purchaser has no knowledge of any person who will be entitled to or make a claim for payment of any finder fee or other compensation as a result of the consummation of the transactions contemplated by this Agreement.

(h) Legend. The Purchaser understands and agrees that until such time as (i) the Purchaser provides to Company, as required, an opinion of counsel to the effect that a transfer of all or some or all of the Purchased Notes may be made without registration under the Act, (ii) the Purchased Notes may be transferred by the Purchaser pursuant to Rule 144(k) of the Act, or (iii) the resale of the Purchased Notes is registered under the Act, the certificate for the Purchased Notes or any substitution therefor, will bear a restrictive legend (the “Notes Legend”) in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

(i) No Seller Representation. Purchaser agrees and acknowledges that the Sellers have not made and make no representation regarding the Company, the Company’s business, the Company’s assets (including the assets subject to the SDS Security Agreement and the BayStar Security Agreement) or the ability of the Company to satisfy any of its obligations under the Purchased Notes.

ARTICLE 3

COVENANTS OF THE PARTIES

Section 3.1 Mutual Covenants. The parties hereto hereby covenant with each other as follows, which covenants are for the benefit of such parties and their respective permitted assigns:

(a) Further Assurances. From and after the Closing Date, upon the request the Purchaser or either Seller, the Sellers and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(b) Commercially Reasonable Efforts. Each party hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, consistent with applicable law, to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby, including without limitation, making all regulatory and other filings required by applicable law as promptly as practicable after the date hereof.

Section 3.2 Covenants of Purchaser.

(a) Piggy-Back Registrations. If, at any time prior to the fifth anniversary of the Closing, the Purchaser shall file with the SEC a registration statement relating to an offering for its own account or the account of others under the Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) (a “Registration Statement”), the Purchaser shall send to the Sellers written notice of such filing, and if, within 15 days after the date of such notice, either Seller shall so request in writing, the Purchaser shall include in such Registration Statement all or any part of the Purchaser Stock that such Seller requests to be registered. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Purchaser Stock that may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Purchaser shall be obligated to include in such Registration Statement only such limited portion of the Purchaser Stock with respect to which either Seller has requested inclusion hereunder as the underwriter shall permit; provided, however, that (i) the Purchaser shall not exclude any Purchaser Stock unless the Purchaser has first excluded all outstanding securities the holders of which are not contractually entitled to inclusion of such securities in such Registration Statement or are not contractually entitled to pro rata inclusion with the Purchaser Stock (ii) after giving effect to the immediately preceding proviso, any such exclusion of Purchaser Stock shall be made pro rata among the Sellers seeking to include Purchaser Stock and the holders of other securities having the contractual right to inclusion of their securities in such Registration Statement by reason of demand registration rights, in proportion to the number of shares of Purchaser Stock or other securities, as applicable, sought to be included by the Sellers or each such other holder, and (iii) no such reduction shall reduce the amount of Purchaser Stock included in the registration below twenty-five (25%) of the total amount of securities included in such registration. No right to registration of Purchaser Stock under this Section 3.2(a) shall be construed to limit any registration required under Section 3.2(a) hereof. If an offering in connection with which the Sellers are entitled to registration under this Section 3.2(a) is an underwritten offering, then if any of the Purchaser Stock owned by the Sellers is included in such Registration Statement, each Seller shall, unless otherwise agreed by the Purchaser, offer and sell such Purchaser Stock in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Purchaser Stock included in such underwritten offering.

(b) Indemnification Relating to Registration Statement. In the event any Purchaser Stock is included in a Registration Statement pursuant to Section 3(a) of this Agreement:

(i) To the extent permitted by law, the Purchaser shall indemnify, hold harmless and defend (A) each Seller and (B) the directors, officers, partners, members, employees and agents of each Seller and each person, if any, who controls each Seller within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Seller Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (1) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (2) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Purchaser files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (3) any violation or alleged violation by the Purchaser of the Act, the Exchange Act or any other law (including, without limitation, any state securities law), rule or regulation relating to the offer or sale of the Purchaser Stock (the matters in the foregoing clauses (1) through (3), collectively, “Violations”). Subject to the restrictions set forth in Section 3.2(b)(ii) with respect to the number of legal counsel, the Purchaser shall reimburse Seller and each other Seller Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 3.2(b)(i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in express conformity with information furnished in writing to the Purchaser by such Seller Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Seller Indemnified Person and shall survive the transfer of the Purchaser Stock by the Sellers.

(ii) Promptly after receipt by any party entitled to indemnification under this Section 3.2(b) of notice of the commencement of any action (including any governmental action), such Seller Indemnified Person shall, if a Claim in respect thereof is made against Purchaser under this Section 3.2(b), deliver to the Purchaser a written notice of the commencement thereof, and the Purchaser shall have the right to participate in, and, to the extent the Purchaser so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Purchaser and the Seller Indemnified Person; provided, however, that Purchaser shall not be entitled to assume such defense and an Seller Indemnified Person shall have the right to retain its own counsel with the fees and expenses to be paid by the Purchaser, if, in the reasonable opinion of counsel retained by the Purchaser, the representation by such counsel of the Seller Indemnified Person and the Purchaser would be inappropriate due to actual or potential conflicts of interest between such Seller Indemnified Person and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Seller Indemnified Person and the Purchaser and any such Seller Indemnified Person reasonably determines that there may be legal defenses available to such Seller Indemnified Person that are in conflict with those available to Purchaser. The Purchaser shall pay for only one separate legal counsel selected by such Seller Indemnified Person. The failure to deliver written notice to the Purchaser within a reasonable time of the commencement of any such action shall not relieve such Purchaser of any liability to the Seller Indemnified Person under this Section 3.2(b), except to the extent that the Purchaser is actually prejudiced in its ability to defend such action. The indemnification required by this Section 3.2(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(iii) If and to the extent the indemnification provided for in this Section 3.2(b) is held by a court of competent jurisdiction to be unavailable to a Seller Indemnified Person with respect to any losses, claims, damages or liabilities referred to herein, the Purchaser, in lieu of indemnifying such Seller Indemnified Person thereunder, shall contribute to the amount paid or payable by such Seller Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Purchaser on the one hand and of the Seller Indemnified Person on the other in connection with the circumstances that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Purchaser and of the Seller Indemnified Person shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Purchaser or by the Seller Indemnified Person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that (a) the relative fault of the Company and any Seller Indemnified Person shall be determined without regard to (i) any duty or alleged duty of any Seller Indemnified Person to identify or describe any Seller Indemnified Person as an underwriter with respect to the registration for sale, offer for sale or sale of the Purchaser Stock or Company Stock, as applicable, (ii) any allegation or determination that any Seller Indemnified Person acted as an underwriter (within the meaning of Section 2(a)(11) of the Act) or (iii) any duty or alleged duty of any of the Seller Indemnified Person to investigate or otherwise verify the accuracy or sufficiency of information relating to the Company in the Registration Statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, and (b) in no event shall the aggregate contribution obligation by any Seller hereunder exceed the net proceeds from the offering received by such Seller. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.2(b)(iii) were determined by pro rata allocation or any other method of allocation that does not take into account the equitable considerations referred to in this Section 3.2(b)(iii).

(c) Registrable Securities. Purchaser hereby acknowledges and agrees that the common stock of the Company included in the Company Stock shall be “Registrable Securities” pursuant to that certain Registration Rights Agreement dated April 6, 2007 (the “UPDA Registration Rights Agreement”) between Universal Property Development and Acquisition Corporation and Sheridan Asset Management, LLC (“Sheridan”). Following the Closing, each Seller shall be entitled to all the same rights and privileges granted to Sheridan as a holder of Registrable Securities under the UPDA Registration Rights Agreement.

(d) No Transfer of Subsidiary Assets. Following the Closing, the Purchaser shall not, and shall not permit any Subsidiary to, without the prior written consent of each of the Sellers, sell, transfer or otherwise dispose of any of the assets of such Subsidiary.

ARTICLE 4

MISCELLANEOUS

Section 4.1 Fees and Expenses. Each party hereto shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 4.2 Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement (written or oral) of the parties hereto with respect to the subject matter hereof and, except as specifically set forth herein, neither the Sellers nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by each party hereto. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon each such party and its permitted assigns.

Section 4.3 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the SDS:

SDS Capital Group
c/o Ogier Fiduciary Services (Cayman) Ltd.
113 South Church Street, PO Box 1234GT
George Town, Grand Cayman

with a copy to:

SDS Management, LLC
53 Forest Avenue, 2nd Floor
Old Greenwich, CT 0870

If to BayStar:

BayStar Capital II, L.P.
c/o LRG Capital Group, LLC
80 E. Sir Francis Drake Blvd.
Suite 2B
Larkspur, CA 94939
Attention: Mike Randall

If to the Purchaser:

Universal Property Development & Acquisition Corporation
14255 U.S. Highway 1
Suite 209
Juno Beach, FL 33408

Either party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

Section 4.4 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 4.5 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither party hereto may assign its rights or obligations under this Agreement (by operation of law or otherwise) without the prior written consent of each other party hereto, and any attempted assignment without such consent shall be void ab initio.

Section 4.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

Section 4.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the choice of law provisions thereof. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 4.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 4.10 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 4.11 Survival. The representations and warranties contained herein shall survive so long as the Purchaser Stock and Purchased Notes are outstanding, notwithstanding any due diligence investigation conducted by or on behalf of any Purchaser. The agreements and covenants contained herein shall survive the Closing.

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IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

PURCHASER UNIVERSAL PROPERTY DEVELOPMENT & ACQUISITION CORPORATION

By:
Name: Title:

SELLERS SDS CAPITAL GROUP SPC, LTD.

By:
Name: Title:

BAYSTAR BAYSTAR CAPITAL II, L.P.

By:
Name: Title:

Schedule 1.2

List of each Subsidiary of the Company

Subsidiary	Total Percentage of outstanding stock or outstanding membership interests after giving effect to any UPDA purchase

Heartland Oil and Gas Corporation	5%[1]

Heartland Oil and Gas Incorporation	5%[1]

Heartland Gas Gathering, LLC	5%[1]

1  With 26.24% of the shares to be issued in the name of SDS Capital Group SPC, Ltd. Class B, 42.56% of the shares to be issued in the name of SDS Capital Group SPC, Ltd. Class D and 31.20% of the shares to be issued in the name of BayStar Capital II, LP.

Schedule 1.4

Purchased Notes held by SDS Capital Group SPC and Transferred to United Property Development and Acquisition Corporation Pursuant to this Agreement

Principal Sum	Cash Payment	Amount of Purchaser Stock

$ 3,272,000.00	$ 1,031,935.97[2]	18,066,106 shares[3]

Purchased Notes held by BayStar Capital II, LP and Transferred to United Property Development and Acquisition Corporation Pursuant to this Agreement

Principal Sum	Cash Payment	Amount of Purchaser Stock

$ 1,484,000.00	$ 468,064.03	8,194,398 shares

[2]	With $393,613.98 to be wired to SDS Capital Group SPC, Ltd. Class B and $638,321.99 to be wired to SDS Capital Group SPC, Ltd. Class D.

[3]	With 6,891,001 shares to be issued in the name of SDS Capital Group SPC, Ltd. Class B and 11,175,105 shares to be issued in the name of SDS Capital Group SPC, Ltd. Class D.

Schedule 2.1

Heartland Oil and Gas Company Convertible Senior Secured Promissory Notes held by SDS Capital Group SPC

Issuance Date	Maturity	Principal Sum

9/29/2006	Earlier of 3/28/07 or closing of a subsequent equity financing	$1,653,124.70

9/29/2006	Earlier of 3/28/07 or closing of a subsequent equity financing	$2,680,778.90

2/6/2007	Earlier of 3/28/07 or closing of a subsequent equity financing	$48,600.00

2/6/2007	Earlier of 3/28/07 or closing of a subsequent equity financing	$78,900.00

Heartland Oil and Gas Company Convertible Senior Secured Promissory Notes held by BayStar Capital II, LP

Issuance Date	Maturity	Principal Sum

9/29/2006	Earlier of 3/28/07 or closing of a subsequent equity financing	$1,966,097.00

2/6/2007	Earlier of 3/28/07 or closing of a subsequent equity financing	$57,500.00